Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Methanex Corporation

We consent to the use of:
•our report dated March 7, 2025 on the consolidated financial statements of Methanex Corporation (the “Entity”) which comprise the consolidated statements of financial position as of December 31, 2024 and December 31, 2023, the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes, and
•our report dated March 7, 2025 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2024 each of which is included in the Annual Report on Form 40-F of the Entity for the fiscal year ended December 31, 2024.

We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-112624, No. 333-141833, No. 333-194850, and No. 33-217591) on Form S-8 of the Entity.
/s/ KPMG LLP
Chartered Professional Accountants

March 7, 2025
Vancouver, Canada